SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 18, 2003

Commission file number: 1-5256

V. F. CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1180120
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)

(336) 424-6000
(Registrant’s telephone number, including area code)

ITEM 9 – Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.” On August 18, 2003, VF Corporation issued a press release announcing the expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the previously announced merger between Nautica Enterprises, Inc. and VF Corporation. A copy of the press release is attached hereto as Exhibit (99.1) and hereby incorporated by reference.

99.1	Press release issued by VF Corporation on August 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)

By:	/s/ Candace S. Cummings
Candace S. Cummings Vice President - Administration, General Counsel and Secretary

Date: August 18, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIAL PAGE NUMBER

99.1	Press release issued by VF Corporation on August 18, 2003	5

4